Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Vice President of Marketing and Corporate Communications	Senior Vice President
(856) 810-6210	(212)836-9608
johnpaolin@hillintl.com	dsullivan@equityny.com

FOR IMMEDIATE RELEASE

Hill International Reports Second Quarter and First Half 2010 Financial Results

Marlton, NJ – August 4, 2010 – Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the second quarter ended June 30, 2010 and the first six months of 2010 (see attached tables). Total revenue for the second quarter of 2010 was $108.2 million, an increase of 3.7% from the second quarter of 2009. Consulting fee revenue for the second quarter of 2010 was $91.6 million, unchanged from the second quarter of 2009. In the second quarter of 2010, Hill’s consulting fee revenue was composed of a 3.4% organic decline offset by 3.4% growth from acquisitions.

Operating profit for the second quarter of 2010 was $4.3 million, a decrease of 34.5% from the prior year’s quarter. Net earnings in the second quarter declined 38.3% to $2.9 million (or $0.07 per diluted share based on 40.4 million diluted shares outstanding) from $4.7 million (or $0.12 per diluted share based on 40.3 million diluted shares outstanding) in the second quarter of 2009.

The company’s total backlog at June 30, 2010 increased to $569 million from $550 million at March 31, 2010. Twelve-month backlog at June 30, 2010 was $241 million, up slightly from $240 million at March 31, 2010.

“Although the wind-down of our assignment in Iraq affected year-over-year quarterly comparisons, we saw sequential improvements in our business in the second quarter from the first quarter, especially in new business development,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer. “We are optimistic that will continue into the second half of 2010,” Richter added.

First Half 2010 Results

Total revenue for the first half of 2010 rose to $212.7 million, an increase of 2.1% from the first half of 2009. Consulting fee revenue for the first half of 2010 was $183.5, down 0.1% from the first half of 2009. The decrease in Hill’s consulting fee revenue was composed of a 3.5% organic decline offset by 3.4% growth from acquisitions.

Operating profit for the first half of 2010 was $7.0 million, a decrease of 35.9% from the first half of 2009. Net earnings in the first half of 2010 declined 41.2% to $5.3 million (or $0.13 per diluted share based on 40.7 million diluted shares outstanding) from $9.1 million (or $0.22 per diluted share based on 40.7 million diluted shares outstanding) in the first half of 2009.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group. Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, estimating and cost management, project labor agreement consulting and management consulting services. Hill’s Construction Claims Group provides claims preparation, analysis and review, litigation support, lender advisory, cost/damages assessment, delay/disruption analysis, contract review and assessment, risk assessment, adjudication and expert witness testimony services.

Project Management Group. Total revenue at Hill’s Project Management Group during the second quarter of 2010 was $86.2 million, an increase of 3.0% from the second quarter of 2009. Consulting fee revenue for the second quarter of 2010 at the Projects Group was $70.2 million, a decrease of 2.0% from the second quarter of 2009. That percentage change was comprised of an organic decrease of 5.5%, primarily from less work in the Middle East and Europe, offset by a 3.5% increase due to the December 2009 acquisitions of Boyken International and TRS Consultants. Operating profit for the Projects Group for the second quarter of 2010 was $9.0 million, a decrease of 25.3% from the prior year’s quarter.

Total revenue at the Projects Group during the first half of 2010 grew to $165.3 million, up 0.5% from the first half of 2009. Consulting fee revenue for the first half of 2010 was $137.6 million, a decrease of 2.7% from the first half of 2009. That percentage change was the result of a 6.6% decline in organic work, primarily from less work in the Middle East and Europe, offset by 3.9% growth from acquisitions. Operating profit for the Projects Group for the first half of 2010 was $14.1 million, a decrease of 33.5% from the first half of 2009.

Construction Claims Group. Total revenue at Hill’s Construction Claims Group during the second quarter of 2010 was $22.0 million, an increase of 6.7% over the second quarter of 2009. Consulting fee revenue for the second quarter of 2010 at the Claims Group rose to $21.3 million, an increase of 7.1% from the year earlier quarter. That percentage change was comprised of 4.0% organic growth plus an increase of 3.1% due to the acquisition of McLachlan Lister in June 2010. The organic increase in construction claims work primarily took place in the Middle East and the Americas, partially offset by a decrease in work in Europe. Operating profit for the Claims Group for the second quarter of 2010 was $1.5 million, an increase of 72.1% from the prior year’s quarter.

Total revenue at the Claims Group during the first half of 2010 rose to $47.4 million, an increase of 8.2% over the first half of 2009. Consulting fee revenue for the first half of 2010 rose to $45.9 million, an increase of 8.5% over the first half of 2009. That percentage change was comprised of 7.0% organic growth, primarily from the Middle East and the Americas, plus 1.5% growth from the McLachlan Lister acquisition. Operating profit for the Claims Group for the first half of 2010 was $5.7 million, an increase of 79.1% from the first half of 2009.

Stock Repurchase Program

During the second quarter of 2010, Hill purchased approximately 1,550,000 shares of its common stock pursuant to its previously authorized $40 million Stock Repurchase Program at a cost of approximately $6.7 million, or an average price of $4.33 per share. Since the inception of the program in November 2008, the company has purchased approximately 5,203,000 shares of its common stock for an aggregate purchase price of approximately $21.8 million, or an average price of $4.19 per share.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on Thursday, August 5, 2010, at 11:00 am Eastern Time to discuss the financial results for the period ended June 30, 2010. Interested parties may participate in the call by dialing (888) 787-0460 (Domestic) or (706) 679-3200 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

About Hill International

Hill International, with 2,600 employees in 90 offices worldwide, provides program management, project management, construction management, and construction claims and consulting services. Engineering News-Record magazine recently ranked Hill as the 8th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-G)

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HILL INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In 000’s, Except Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
		(Revised)(1)		(Revised)(1)
Consulting fee revenue	$91,559	$91,542	$183,495	$183,690
Reimbursable expenses	16,633	12,801	29,169	24,587

Total revenue	108,192	104,343	212,664	208,277

Cost of services(1)	52,728	52,472	105,841	105,361
Reimbursable expenses	16,633	12,801	29,169	24,587

Total direct expenses(1)	69,361	65,273	135,010	129,948

Gross profit(1)	38,831	39,070	77,654	78,329
Selling, general and administrative expenses(1)	34,820	34,852	71,765	70,952
Equity in earnings of affiliates	(243)	(2,278)	(1,064)	(3,459)

Operating profit	4,254	6,496	6,953	10,836
Interest expense, net	654	320	1,199	533

Earnings before provision for (benefit from) income taxes	3,600	6,176	5,754	10,303
Provision for (benefit from) income taxes	429	1,161	(40)	734

Consolidated net earnings	3,171	5,015	5,794	9,569
Less: net earnings – noncontrolling interests	287	340	453	491

Net earnings attributable to Hill International, Inc.	$2,884	$4,675	$5,341	$9,078

Basic earnings per common share attributable to Hill International, Inc.	$0.07	$0.12	$0.13	$0.22

Basic weighted average common shares outstanding	39,837	39,920	40,074	40,455

Diluted earnings per common share attributable to Hill International, Inc.	$0.07	$0.12	$0.13	$0.22

Diluted weighted average common shares outstanding	40,380	40,297	40,656	40,726

(1)	In the fourth quarter of 2009, the Company began charging a portion of depreciation and amortization expense, which had previously been reflected in selling, general and administrative expenses, to cost of services. As a result, the consolidated statements of earnings for the second quarter and first half ended June 30, 2009 have been revised to reflect the new accounting procedure. The result of this change increased direct expenses, decreased gross profit and decreased selling, general and administrative expenses by $214,000 and $417,000 for the second quarter and first half ended June 30, 2009, respectively. There was no effect on operating profit or net earnings.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Segment Data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
(in thousands)		(Revised)(1)		(Revised)(1)

Project Management
Consulting fee revenue	$70,236	$71,640	$137,564	$141,339
Total revenue	$86,221	$83,750	$165,312	$164,519
Gross profit(1)	$27,322	$28,627	$51,668	$55,897
Gross profit as a percent of consulting fee revenue	38.9%	40.0%	37.6%	39.5%
Selling, general and administrative expenses(1)	$18,531	$18,817	$38,625	$38,134
SG&A expenses as a percent of consulting fee revenue	26.4%	26.3%	28.1%	27.0%
Operating profit before equity in earnings of affiliates	$8,791	$9,810	$13,043	$17,763
Equity in earnings of affiliates	243	2,278	1,064	3,459

Operating profit	$9,034	$12,088	$14,107	$21,222
Operating profit as a percent of consulting fee revenue	12.9%	16.9%	10.3%	15.0%

Construction Claims
Consulting fee revenue	$21,323	$19,902	$45,931	$42,351
Total revenue	$21,972	$20,593	$47,353	$43,758
Gross profit(1)	$11,509	$10,445	$25,987	$22,432
Gross profit as a percent of consulting fee revenue	54.0%	52.5%	56.6%	53.0%
Selling, general and administrative expenses(1)	$9,986	$9,560	$20,243	$19,224
SG&A expenses as a percent of consulting fee revenue	46.8%	48.0%	44.1%	45.4%
Operating profit	$1,523	$885	$5,744	$3,208
Operating profit as a percent of consulting fee revenue	7.1%	4.4%	12.5%	7.6%

(1)	In the fourth quarter of 2009, the Company began charging a portion of depreciation and amortization expense, which had previously been reflected in selling, general and administrative expenses, to cost of services. As a result, the consolidated statements of earnings for the second quarter and first half ended June 30, 2009 have been revised to reflect the new accounting procedure. The result of this change increased direct expenses, decreased gross profit and decreased selling, general and administrative expenses for Project Management by $130,000 and for Construction Claims by $84,000 for the second quarter ended June 30, 2009 and by $256,000 and $161,000 for the first half ended June 30, 2009.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Other Financial Data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
(in thousands)		(Revised)(1)		(Revised)(1)
Consulting fee revenue	$91,559	$91,542	$183,495	$183,690
Total revenue	$108,192	$104,343	$212,664	$208,277
Gross profit(1)	$38,831	$39,070	$77,654	$78,329
Gross profit as a percent of consulting fee revenue	42.4%	42.7%	42.3%	42.6%
Selling, general and administrative expenses (excluding corporate expenses)(1)	$28,516	$28,375	$58,868	$57,355
Selling, general and administrative expenses (excluding corporate expenses) as a percent of consulting fee revenue	31.1%	31.0%	32.1%	31.2%
Corporate expenses	$6,304	$6,477	$12,897	$13,594
Corporate expenses as a percent of consulting fee revenue	6.9%	7.1%	7.0%	7.4%
Operating profit	$4,254	$6,496	$6,953	$10,839
Operating profit as a percent of consulting fee revenue	4.6%	7.1%	3.8%	5.9%
Effective income tax (benefit) rate	11.9%	18.8%	(0.7)%	7.1%

(1)	In the fourth quarter of 2009, the Company began charging a portion of depreciation and amortization expense, which had previously been reflected in selling, general and administrative expenses, to cost of services. As a result, the consolidated statements of earnings for the second quarter and first half ended June 30, 2009 have been revised to reflect the new accounting procedure. The result of this change increased direct expenses, decreased gross profit and decreased selling, general and administrative expenses (excluding corporate expenses) by $214,000 and $417,000 for the second quarter and first half ended June 30, 2009, respectively. There was no effect on operating profit or net earnings.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Balance Sheet Data

(Unaudited)

	June 30, 2010	December 31, 2009
(in thousands)
Cash and cash equivalents	$36,747	$30,923
Accounts receivable, net	$147,153	$130,900
Current assets	$201,389	$183,602
Total assets	$313,702	$291,539
Current liabilities	$90,231	$82,657
Total debt	$54,999	$28,244
Total equity	$152,622	$159,640

EBITDA Reconciliation

(Unaudited)

EBITDA (earnings before interest, taxes, depreciation and amortization) for the second quarter of 2010 declined to $6.3 million, a decrease of 20.5% from the second quarter of 2009. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
(in thousands)
Net earnings	$2,884	$4,675	$5,341	$9,078
Interest expense, net	654	320	1,199	533
Income tax expense (benefit)	429	1,161	(40)	734
Depreciation and amortization	2,348	1,789	4,542	3,516

EBITDA	$6,315	$7,945	$11,042	$13,861